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                                                                     EXHIBIT 2.3

                     AGREEMENT AND PLAN OF REORGANIZATION


                         among GOODNOISE CORPORATION,

                               GNA CORPORATION,

                 INTERNET UNDERGROUND MUSIC ARCHIVE, INC. and

                           the CERTAIN SHAREHOLDERS

                  of INTERNET UNDERGROUND MUSIC ARCHIVE, INC.



                                 May 16, 1999
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                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 16th day of May 1999, by and among GoodNoise Corporation, a Florida corporation ("GoodNoise"), GNA Corporation, a Delaware corporation and wholly-owned subsidiary of GoodNoise ("Sub"), INTERNET UNDERGROUND MUSIC ARCHIVE, Inc., a California corporation ("IUMA") and the shareholders of IUMA signing this Agreement (the "Principal Shareholders").

                                   RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into IUMA, with IUMA the surviving corporation (the "Merger"), pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of
                                             ---------
Merger") and the applicable provisions of the laws of the State of California and Delaware. Upon the Merger, the shareholders of IUMA shall be entitled to receive shares of GoodNoise common stock, par value $0.01 per share, at the exchange ratio set forth herein.

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

1.   DEFINITIONS.

     1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.2 "California Law" shall mean the California General Corporation Law, as amended.

     1.3  "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.4.

     1.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.5  "Commission" shall mean the Securities and Exchange Commission.

     1.6 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential." If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within fifteen (15) days of disclosure and mark such summary "Confidential." Confidential
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Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

          1.7 "Contaminant" shall mean, without limitation, any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous materials or waste of any description whatsoever, except for non-hazardous waste of the kind generated in the normal course of operations, including any of the foregoing as defined in or regulated under any Environmental Law, including but not limited to polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum containing materials.

          1.8 "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

          1.9 "Dissenting Shares" shall mean any IUMA Shares held by persons who have not voted such shares for approval of the Merger and with respect to which such persons have become entitled to exercise dissenter's rights in accordance with the California General Corporation Law.

          1.10 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.5.

          1.11 "Entity" shall mean corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          1.12 "Environmental Activity" shall mean, without limitation, any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity, event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

          1.13 "Exchange Ratio" shall mean that for each outstanding IUMA Share, such share will be converted into the right to receive that number of shares of GoodNoise Common Stock as is determined in accordance with Section 2.2 hereof.

          1.14 "Environmental Laws" shall mean laws relating to the environment or any Environmental Activity.

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          1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.16 "GoodNoise Shares" shall mean the aggregate number of shares of GoodNoise common stock, par value $0.01 per share, issued in accordance with
Section 2.2.

          1.17 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

          1.18 "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the eighteen (18) month anniversary of the Closing Date.

          1.19 "IUMA Shareholders" shall mean the holders of the IUMA Shares and those who have a right to acquire any IUMA Shares.

          1.20 "IUMA Shares" shall mean the shares of IUMA Shares issued and outstanding at the Effective Time.

          1.21 "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

          1.22 "Material" when capitalized and used in reference to the business, products or financial situation of IUMA shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $5,000. For example, a "Material adverse effect" would be an adverse effect resulting in costs or expenses in excess of $5,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of IUMA or GoodNoise).

          1.23 "Merger" shall mean the merger of Sub with and into IUMA, on the terms and conditions described herein.

          1.24 "Music Rights" shall mean any music recording masters, musical arrangements, copyrights, lyrics, song titles, artwork, graphics, song rights or other forms of music-related intellectual property rights or licenses thereto whether on an exclusive or nonexclusive basis.

          1.25 "Person" shall mean any individual, Entity or Governmental Body.

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     1.26  "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

     1.27 "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

     1.28 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     1.29 "Tax" or "Taxes" shall mean all U.S. federal, territorial, state, municipal, local or other taxes, including without limitation income capital, sales and use taxes, value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), and penalties, interest and surcharges in respect of any of the foregoing and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

     1.30 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Agreement of Merger.

2.   PLAN OF REORGANIZATION.

     2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into IUMA in accordance with the applicable provisions of the laws of the States of California and Delaware and with the terms and conditions of this Agreement so that:

          (a) At the Effective Time, Sub shall be merged with and into IUMA. As a result of the Merger, the separate corporate existence of Sub shall cease and IUMA shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of the States of California and Delaware.

          (b) The Articles of Incorporation and the Bylaws of IUMA in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

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          (c)  The directors and officers of Sub immediately prior to the
Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

     2.2  Cancellation of Shares and Delivery of Consideration.

          (a) At the Effective Time, each IUMA Share shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged for the right to receive (the "Exchange Ratio") that number of GoodNoise Shares as is equal to 448,000 divided by the number of IUMA Shares outstanding at the Effective Time (on a fully diluted basis giving effect to any options, warrants or other rights to acquire IUMA Shares issued and outstanding at the Effective Date).

          (b) At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be issued and shall be converted into one share of IUMA common stock outstanding after the Merger.

          (c) The Exchange Ratio shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into GoodNoise Common Stock or IUMA Shares), reorganization, recapitalization or other like change with respect to GoodNoise Common Stock or capital stock occurring after the date hereof and prior to the Effective Time.

          (d) No fraction of a share of GoodNoise Common Stock shall be issued, but in lieu thereof each holder of IUMA Shares who would otherwise be entitled to a fraction of a share of GoodNoise Common Stock (after aggregating all fractional shares of GoodNoise Common Stock to be received by such holder) shall receive from GoodNoise an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average last sale price of a share of GoodNoise Common Stock for the five most recent days that GoodNoise Common Stock has traded ending on the trading day immediately prior to the Effective Time.

     2.3  Any Dissenting Shares shall not be converted into GoodNoise
Common Stock but shall instead be entitled to the rights of Dissenting Shares pursuant to the California Law. IUMA agrees that, except with the prior written consent of GoodNoise, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for the exercise of dissenters rights. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Law, becomes entitled to payment for IUMA Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, GoodNoise shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing IUMA Shares, the number of shares of GoodNoise Common Stock to

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which such shareholder would otherwise be entitled under this Section 2.2 less the number of shares of GoodNoise Common Stock allocable to such shareholder that have been deposited in the Indemnity Escrow (as hereinafter defined).

          2.4  Exchange Procedures.

               (a) Subject to paragraph (e) hereof, following the Closing Date, GoodNoise shall mail to each holder of record of certificate(s) or other documents which represent IUMA Shares (the "Certificates"), to be exchanged pursuant to Section 2.2 hereof (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to GoodNoise and shall be in such form and have such other provisions as GoodNoise shall reasonably require) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for GoodNoise Shares. Upon surrender of a Certificate for cancellation to GoodNoise, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor his pro rata allocation of the GoodNoise Shares as to which such holder is entitled pursuant to Section 2.2 hereof. Certificates so surrendered pursuant to this Section shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of IUMA Shares which is not registered on the transfer records of IUMA, the appropriate number of GoodNoise Shares may be delivered to a transferee if the Certificate representing such transferred security is presented to GoodNoise and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that number of GoodNoise Shares (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

               (b) Notwithstanding anything to the contrary in this Section, none of GoodNoise, the Surviving Corporation or any party hereto shall be liable to a holder of IUMA Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (c) The GoodNoise Shares paid in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such IUMA Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of IUMA Shares. If, after the Effective Time, Certificates are presented to the surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2.

               (d) In the event any Certificates evidencing IUMA Shares shall have been lost, stolen or destroyed, GoodNoise shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holders pro rata allocation of GoodNoise Shares, as may be required pursuant to Section 2.2; provided, however, that GoodNoise may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such

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sum as it may reasonably direct as indemnity against any claim that may be made against GoodNoise with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (e) As a condition to receiving the GoodNoise Shares, each IUMA Shareholder must agree that: (i) in connection with any underwritten public offering by GoodNoise, during the period of duration specified by GoodNoise and an underwriter of common stock of GoodNoise following the effective date of the registration statement of GoodNoise filed under the Securities Act with respect to such offering (but in no event greater than 180 days), it shall not, to the extent requested by GoodNoise and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of GoodNoise held by it at any time during such period except common stock included in such registration and (ii) it shall sign any lock-up or other similar agreement requested to be signed by any such underwriter.

     2.5  The Closing. Subject to termination of this Agreement as provided in
Section 12 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction of all conditions to closing set forth herein, or such other place, time and date as GoodNoise and IUMA may mutually select (the "Closing Date").

     2.6 Effective Time. Simultaneously with the Closing, the Agreement of Merger shall be filed in the offices of the Secretaries of State of the States of California and Delaware. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such offices (the "Effective Time").

3. REPRESENTATIONS AND WARRANTIES OF IUMA. Except as otherwise set forth in the "IUMA Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to GoodNoise concurrent with the execution of this Agreement, IUMA and the Principal Shareholders represent and warrant to GoodNoise as set forth below. No fact or circumstance disclosed to GoodNoise by IUMA shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the IUMA Disclosure Schedule.

     3.1 Organization. IUMA is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. IUMA is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary. The IUMA Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of IUMA and a true and complete list of all jurisdictions in which IUMA maintains any employees. The IUMA Disclosure Schedule contains a true and complete list of all jurisdictions in which IUMA is duly qualified to transact business as a foreign corporation. True and complete copies of IUMA's

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charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to GoodNoise or its Representatives.

     3.2  Capitalization.

          (a) The authorized capital stock of IUMA consists of 20 million shares of preferred stock, none of which is designated or outstanding and 30 million shares of common stock, 4,432,480 shares of which are issued and outstanding and held of record by IUMA Shareholders as set forth and identified in Section 3.2(a) of the IUMA Disclosure Schedule.

          (b) Except as set forth in Section 3.2(b) of the IUMA Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of IUMA other than as contemplated by this Agreement. There are no voting trust, buy-sell or other similar agreements in place among the IUMA Shareholders and IUMA.

          (c) All of the outstanding securities of IUMA have been duly authorized and are validly issued, fully paid and nonassessable. All securities of IUMA were issued in compliance with applicable securities laws. None of IUMA's outstanding securities were issued in consideration in whole or in part for any contribution, transfer or assignment of proprietary rights.

     3.3 Power, Authority and Validity. IUMA has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of IUMA, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. IUMA is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and each of the other Transaction Documents to which IUMA will be a party, when executed and delivered by IUMA shall be, the valid and binding obligation of IUMA enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.4  Financial Statements.

          (a) Schedule 3.4(a) of the IUMA Disclosure Schedule sets forth the balance sheet and consolidated statements of income and changes in financial condition for the fiscal years ended July 31, 1997 and 1998 and for the period ended April 30, 1999 (collectively, the "IUMA Financial Statements").

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          (b)  The IUMA Financial Statements are complete and in accordance with the books and records of IUMA and present fairly in all material respects the financial position of IUMA as of their historical dates. Except and to the extent reflected or reserved against in the IUMA balance sheet as of April 30, 1999 (the "IUMA Balance Sheet"), IUMA does not have, as of the date of such balance sheet, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the IUMA Financial Statements are adequate in light of the contingencies with respect to which they are made.

          (c) IUMA does not have any debt, liability, or obligation of any nature, whether accrued, absolute or contingent that is not reflected or reserved against in the IUMA Financial Statements. All debts, liabilities, and obligations incurred after the date of the IUMA Financial Statements, whether absolute or contingent, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

     3.5  Tax Matters.

          (a) IUMA has fully and timely, properly and accurately filed all Tax returns and reports required to be filed by it (the "IUMA Returns"), including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. The IUMA Returns and all other Tax returns and reports filed by IUMA were prepared in the manner required by applicable law. Except for any goods and services income Tax due upon the filing of the IUMA Returns, all income, sales, use, occupation, property or other Taxes or assessments due from IUMA have been paid, and there are no pending assessments, asserted deficiencies or claims for additional Taxes that have not been paid. The reserves for Taxes, if any, reflected on the IUMA Financial Statements are adequate and there are no Tax liens on any property or assets of IUMA. There have been no audits or examinations of any Tax returns or reports by any applicable governmental agency. No facts exist or have existed which would constitute grounds for the assessment of any penalty or of any further Tax liability beyond that shown on the respective Tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income Tax return or report for any period.

          (b) All Taxes which IUMA has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

          (c) IUMA is not a party to any tax-sharing agreement or similar arrangement with any other party.

          (d) At no time has IUMA been included in the federal consolidated income Tax return of any affiliated group of corporations.

          (e) No payment which IUMA is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement,

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severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

          (f) IUMA will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by IUMA prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by IUMA prior to the Closing Date with any taxing authority with regard to the Tax liability of IUMA for any Tax period (or portion thereof) ending on or before the Closing Date.

          (g) IUMA is not currently under any contractual obligation to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

     3.6  Absence of Certain Changes or Events. Except as set forth in Section
3.6 of the IUMA Disclosure Schedule, from April 30, 1999, IUMA has not:

          (a) suffered any Material adverse change in its financial condition or in the operations of its business, nor any Material adverse change in its balance sheet, including but not limited to cash distributions or decreases in the net assets of IUMA;

          (b) suffered any physical damage, destruction or loss, whether or not covered by insurance, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

          (c) granted or agreed to make any increase in the compensation payable or to become payable by IUMA to its officers or employees, except those occurring in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of IUMA or declared any direct or indirect redemption, retirement, purchase or other acquisition by IUMA of such shares;

          (e) issued any shares of capital stock of IUMA or any warrants, rights, options or entered into any commitment relating to the shares of IUMA;

          (f) made any change in the accounting methods or practices it followed, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark

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

or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except for equipment sales in the ordinary course of their business;

          (i) suffered any dispute involving any employee that could have a Material adverse effect on IUMA;

          (j) engaged in any activity or entered into any commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

          (k) incurred any liabilities, absolute or contingent except for (i) liabilities identified as such in the "liabilities" column of the IUMA Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by IUMA since April 30, 1999, in the ordinary course of business and consistent with IUMA's past practices; and (iii) liabilities in Section 3.6(k) of the IUMA Disclosure Schedule;

          (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, other than any purchase money security interests incurred in the ordinary course of business;

          (m) made any capital expenditure or commitment for additions to property, plant or equipment, in the aggregate, in excess of Five Thousand Dollars ($5,000);

          (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders or any Affiliate or associate of any of the foregoing;

          (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed in the IUMA Disclosure Schedule;

          (p) agreed to take any action described in this Section or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     3.7 Title and Related Matters. IUMA has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the IUMA Financial Statements or acquired after the date of the IUMA Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the IUMA Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. Except as noted in Section 3.7 of the IUMA Disclosure Schedule, the equipment of IUMA used in the operation of its business is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which IUMA is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is not under any of such leases any existing default by IUMA or, any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. Section 3.7 of the IUMA Disclosure Schedule contains a description of all real and personal property leased or owned by IUMA, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of IUMA's leases have been provided to GoodNoise or its Representatives.

     3.8  Music Rights.

          (a) Section 3.8(a)(i) of the IUMA Disclosure Schedule sets forth a true and complete list of all Music Rights owned by IUMA. Section 3.8(a)(ii) of the IUMA Disclosure Schedule sets forth a true and complete list of all Music Rights licensed by or to IUMA. IUMA has written contracts (each of which are listed in the IUMA Disclosure Schedule) for all Music Rights owned, licensed, used, marketed, and sold by it, and those licensed to it, IUMA has not received any notice from any party to such a contract challenging the enforceability of such a contract, and all such contracts are enforceable in accordance with their terms. The Merger will not constitute or be deemed to constitute an assignment of any such Music Rights or otherwise require the consent of any third party. All Music Rights owned or licensed by IUMA were recorded and otherwise prepared in all respects in accordance with the rules and regulations of any unions, guilds and similar associations having jurisdiction. Each person or entity who has rendered any service or provided any materials in connection with, or has contributed in any way, to the making of the Music Rights has the right to grant such rights, render such services or furnish such materials. Except as disclosed in the IUMA Disclosure Schedule, all fees and other payments to be made by IUMA applicable to or resulting from the creation, recording, manufacture, duplication, and distribution of the Music Rights, including, but not limited to, payments to performers, producers, engineers and others, have been fully and completely paid by IUMA.

          (b) Except as set forth in Section 3.8 of the IUMA Disclosure Schedule, there are no amounts owed or that will become owing to any holder of rights for royalties arising as a result of the Music Rights, nor has the IUMA paid an advance in respect of such royalties, except to the extent that such advance has been depleted or to the extent that the balance of any such advance is set forth in Section 3.8 of the IUMA Disclosure Schedule.

          (c) Except as described in Section 3.8(c) of the IUMA Disclosure Schedule, IUMA does not know of or have any reason to believe that any customers of IUMA, or any holder of Music Rights, (i) has any complaint or objection with respect to the service or any business practices of IUMA or the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect, or (ii) will cease to do business, or significantly reduce the business conducted, with IUMA as a result of the Merger.

     3.9  Proprietary Rights and Warranty Claims.

          (a) Section 3.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or used by IUMA (each a "IUMA Proprietary Asset" and collectively, the "IUMA Proprietary Assets") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such IUMA Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Section 3.9(a)(ii) of the IUMA Disclosure Schedule identifies and provides a brief description of all other IUMA Proprietary Assets. Section 3.9(a)(iii) of the IUMA Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to IUMA by any Person (except for any Proprietary Asset that is licensed to IUMA under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to IUMA. Except as set forth in Section 3.9(a)(iv) of the IUMA Disclosure Schedule, IUMA has good, valid and marketable title to all IUMA Proprietary Assets identified in Sections 3.9(a)(i) and 3.9(a)(ii) of the IUMA Disclosure Schedule, free and clear of all liens and other encumbrances and of all third party licensed technology, and has a valid right to use all Proprietary Assets identified in Section 3.9(a)(iii) of the IUMA Disclosure Schedule. Except as set forth in Section 3.9(a)(v) of the IUMA Disclosure Schedule, IUMA is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in Section 3.9(a)(vi) of the IUMA Disclosure Schedule, IUMA has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

          (b) Except as set forth in Section 3.9(b) of the IUMA Disclosure Schedule, IUMA has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all IUMA Proprietary Assets (except IUMA Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all IUMA Proprietary Assets. Except as set forth in the IUMA Disclosure Schedule, IUMA has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any of the IUMA Proprietary Assets used in or necessary for the conduct of business by IUMA as currently conducted by IUMA.

          (c) IUMA is not infringing, misappropriating or making any unlawful use of, and IUMA has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary Asset"). No other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other person infringes or conflicts with, any IUMA Proprietary Asset.

          (d)  Except as set forth in Section 3.9(d) of the IUMA Disclosure
Schedule: (i) each IUMA Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of IUMA; and
(ii) there has not been any claim made against IUMA by any customer or other person alleging that any IUMA Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by IUMA to any person) does not conform in any material respect with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of IUMA, and there is no basis for any such claim.

          (e) IUMA's Proprietary Assets constitute all the proprietary assets necessary to enable IUMA to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Section 3.9(e) of the IUMA Disclosure Schedule, (i) IUMA has not licensed any of the IUMA Proprietary Assets to any person and (ii) IUMA has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the IUMA Proprietary Assets or to transact business in any market or geographical area or with any person.

     3.10 Employee Benefit Plans. IUMA does not maintain, or is obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Code. Each bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, severance pay, stock purchase, stock option, group insurance and other employee benefit or fringe benefit plans, whether formal or informal (whether written or not), maintained by IUMA conforms to all applicable requirements, if any, of ERISA. Section 3.10 of the IUMA Disclosure Schedule lists and describes all such plans.

     3.11 Bank Accounts and Receivables. Section 3.11 of the IUMA Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which IUMA maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. Section 3.11 of the IUMA Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of IUMA as of the date of the Balance Sheet. Except as set forth on the IUMA Disclosure Schedule all existing accounts receivable of IUMA (including those accounts receivable reflected on the IUMA Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1998 and have not yet been collected) (i) represent valid obligations of customers of IUMA arising from bona fide transactions entered into in the ordinary course of business,
(ii) are current and will be collected in full when due, without any counterclaim or setoff.

     3.12 Contracts.

          (a) Section 3.12(a) the IUMA Disclosure Schedule identifies each document or instrument to which IUMA is a party and that relates to the acquisition, transfer, use, development, sharing or licensing of any technology or IUMA Proprietary Asset.

          (b)  Except as set forth in Section 3.12(b) the IUMA Disclosure
Schedule,

               (i) IUMA has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to IUMA of more than Five Thousand Dollars ($5,000) over the life of any such agreement, contract or commitment.

               (ii) IUMA has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by IUMA that are in excess of the normal, ordinary and usual requirements of IUMA's business.

               (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of IUMA that IUMA currently expects (or reasonably should expect) to result in any loss to IUMA upon completion or performance thereof.

               (iv) IUMA has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

               (v) IUMA has no outstanding agreements, contracts or commitments with sales representatives, OEM's, distributors or dealers.

               (vi) IUMA is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (vii) IUMA has not guaranteed any obligations of other persons, including each other, or made any agreements to acquire or guarantee any obligations of other persons, including each other.

               (viii) IUMA does not have any outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by IUMA of any sum not reflected in the IUMA Financial Statements.

               (ix) All contracts, agreements and instruments listed in the IUMA Disclosure Schedule pursuant to Section 3.12(a) and (b) (the "IUMA Material Contracts") are valid, binding, in full force and effect, and enforceable by IUMA in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the knowledge of IUMA and the Principal Shareholders, no party to any IUMA Material Contract intends to cancel, withdraw, modify or amend such contract.

          (c) IUMA has delivered to GoodNoise accurate and complete copies of all written IUMA Material Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto. IUMA has not entered into any Material oral contracts.

          (d)  Except as set forth in Section 3.12(d) of the IUMA Disclosure
Schedule:

               (i) IUMA has not violated or breached, or committed any default under, any IUMA Material Contract, and to the knowledge of IUMA and the Principal Shareholders, no other person has violated or breached, or committed any default under, any IUMA Material Contract;

               (ii) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any IUMA Material Contract, (B) give any person the right to declare default or exercise any remedy under any IUMA Material Contract, (C) give any person the right to accelerate the maturity or performance of any IUMA Material Contract; or (D) give any person the right to cancel, terminate or modify any IUMA Material Contract;

               (iii) There are no unresolved claims between IUMA and any of its principal licensors, vendors, suppliers, distributors, representatives or customers and none of such persons has advised IUMA of its intention to cease doing business with IUMA, or with GoodNoise following the Closing Date, whether as a result of the transactions contemplated hereunder.

     3.13 Compliance With Law. IUMA is in compliance in all material respects with all applicable laws and regulations. All licenses, franchises, permits and other governmental authorizations held by IUMA and which are required for its business are valid and sufficient in all respects for the businesses presently carried on by IUMA and as set forth in the IUMA Disclosure Schedule.

     3.14 Labor Difficulties; No Discrimination.

          (a) IUMA is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours.

          (b) There is no unfair labor practice complaint against IUMA actually pending or threatened before a labor relations board.

          (c) There is and has not been any claim made against IUMA based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any basis for any such claim.

          (d) IUMA is not aware of any IUMA employee who intends to terminate his or her employment with IUMA as a result of the Merger or otherwise.

     3.15 Insider Transactions. No Affiliate of IUMA has any interest in (i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any IUMA Music Right or Proprietary Asset, used in connection with or pertaining to the businesses of IUMA, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of IUMA; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     3.16 Employees, Independent Contractors and Consultants. Section 3.16 of the IUMA Disclosure Schedule lists and describes all currently effective written and oral consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which IUMA is a party. True and correct copies of all such written agreements have been provided to GoodNoise or its Representatives. All salaries and wages paid by IUMA are in compliance in all respects with applicable federal, state and local laws. Section 3.16 of the IUMA Disclosure Schedule lists the names of all persons currently employed by IUMA as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such person.

     3.17 Insurance. Section 3.17 of the IUMA Disclosure Schedule contains a list of the policies of fire, liability and other forms of insurance held by IUMA. IUMA has done nothing, either by way of action or inaction, that might invalidate such insurance policies in whole or in part.

     3.18 Litigation. Except as set forth in Section 3.18 of the IUMA Disclosure Schedule, there is no suit, action or proceeding which has been served upon or threatened against IUMA (nor is there any reasonable basis therefor), in each case other than immaterial matters, or which questions or challenges the validity of this Agreement or the Transaction Documents. Except as set forth in Section 3.18 of the IUMA Disclosure Schedule, there is no judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against IUMA.

     3.19 Subsidiaries. Except as set forth in Section 3.19 of the IUMA Disclosure Schedule, IUMA has no subsidiaries. Except as set forth in Section
3.19 of the IUMA Disclosure Schedule, IUMA does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, joint venture, firm, association or business organization, entity or enterprise, and IUMA does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     3.20 Compliance with Environmental Requirements. IUMA has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to IUMA and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. IUMA is in compliance with all terms and conditions of the required permits, licenses and authorizations. IUMA is not aware of, nor has IUMA received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to IUMA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

Except as disclosed in Section 3.20 of the IUMA Disclosure Schedule,

          (a) No Environmental Activity has occurred in the business of IUMA or on or in relation to any premises currently or formerly used by IUMA which may cause IUMA to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party.

          (b) IUMA has held its assets, occupied its respective premises, operated its respective businesses and conducted all other activities in compliance with all Environmental Laws. IUMA has not received any notice of non-compliance with Environmental Laws from any person or governmental authority and IUMA does not know of any facts which could give rise to any such notice.

          (c) There are no underground storage tanks or surface impoundments at, on, or under premises formerly or currently used by IUMA.

          (d) IUMA has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.20 of the IUMA Disclosure Schedule lists each environmental permit and each Environmental Audit conducted with respect to IUMA or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a self-evaluation, whether or not required by Environmental Law.

     3.21 Corporate Documents. IUMA has furnished to GoodNoise for its examination all documents requested by GoodNoise, including, but not limited to:
(i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to IUMA, or any securities of IUMA, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of IUMA setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of IUMA are complete and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     3.22 Accuracy of Information in Information or Proxy Statement. The information furnished by IUMA to the IUMA Shareholders in connection with the solicitation of shareholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Information or Proxy Statement is first mailed to the IUMA shareholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

     3.23 No Brokers. Neither IUMA nor any shareholder, officer or director of IUMA is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     3.24 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to GoodNoise by IUMA are complete and correct. No representations or warranties made by IUMA in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to GoodNoise pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects IUMA known to IUMA which has not been expressly and fully set forth in this Agreement or the schedules and exhibits hereto.

4. REPRESENTATIONS AND WARRANTIES OF GOODNOISE AND SUB. Except as otherwise set forth in the "GoodNoise Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to GoodNoise concurrent with the execution of this Agreement, GoodNoise represents and warrants to IUMA as set forth below. No fact or circumstance disclosed to IUMA by GoodNoise shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GoodNoise Disclosure Schedule.

     4.1 Organization. GoodNoise and Sub are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions and have corporate power and authority to carry on their businesses as they are now being conducted and as they are proposed to be conducted.

     4.2 Power, Authority and Validity. GoodNoise and Sub have the corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of GoodNoise and Sub, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. GoodNoise and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and the other Transaction Documents to which GoodNoise and Sub are a party, when executed and delivered by GoodNoise and Sub shall be, the valid and binding obligations of GoodNoise and Sub, enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.3  CAPITALIZATION.

               (a) The authorized capital stock of GoodNoise as of the date of this Agreement consists of: (i) Two Hundred Million (200,000,000) shares of common stock, of which not more than 16 million shares are issued and outstanding and (ii) Five Hundred Thousand (500,000) shares of preferred stock, of which 120,000 have been designated as Series B Preferred Stock, and not more than 120,000 of which are issued or outstanding. GoodNoise has reserved not more than 6,000,000 shares of common stock for issuance to employees, directors and consultants, upon exercise of stock options.

               (b) All of the outstanding securities of GoodNoise have been duly authorized and are validly issued, fully paid and nonassessable. All securities of GoodNoise were issued in compliance with applicable securities laws. Except for options granted pursuant to the GoodNoise stock option plans, as otherwise set forth in the GoodNoise Disclosure Schedule or in the GoodNoise Commission Documents (as defined in Section 4.4 below), GoodNoise does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating GoodNoise to issue shares of its capital stock or other securities.

          4.4 Commission Documents; Financial Statements. GoodNoise has made available to IUMA a true and complete copy of its Registration Statement or Form 10-SB/A and Quarterly Report on Form 10Q-SB for the quarter ended December 31, 1998 as filed with the Commission by GoodNoise; and, prior to the Effective Time, GoodNoise will have made available to IUMA any additional documents filed with the Commission by GoodNoise prior to the Effective Time (collectively, the
"GoodNoise Commission Documents").   As of their respective filing dates, the
GoodNoise Commission Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the GoodNoise Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed GoodNoise Commission Document prior to the date hereof. The financial statements of

GoodNoise, including the notes thereto, included in the GoodNoise Commission Documents (the "GoodNoise Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The GoodNoise Financial statements fairly present the consolidated financial condition and operating results of GoodNoise and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in GoodNoise accounting policies except as described in the notes to the GoodNoise Financial Statements.

          4.5 Accuracy of Documents and Information. No representations or warranties made by GoodNoise or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to IUMA pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

          4.6 No Brokers. GoodNoise is not obligated to pay fees or expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

5.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS.

          Each Principal Shareholder as to itself, himself or herself represents and warrants to GoodNoise as follows:

          5.1 No person or entity not a signatory of this Agreement has a beneficial interest in or a right to acquire or vote the IUMA Shares held of record by such Principal Shareholder or any portion thereof (except, with respect to shareholders which are partnerships, partners of such shareholders). The IUMA Shares held of record by such Principal Shareholder are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. Such Principal Shareholder's principal place of residence or place of business is set forth on the signature page hereto.

          5.2 Such Principal Shareholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the IUMA Shares held of record by such Principal Shareholder or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

          5.3 Such Principal Shareholder agrees that any shares in the capital stock of IUMA that Principal Shareholder purchases or with respect to which such Principal Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted IUMA Shares held of record by such Principal Shareholder as of the date hereof.

          5.4 Such Principal Shareholder represents to GoodNoise, that the GoodNoise Shares which he will receive will be acquired for investment for an indefinite period for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same.

          5.5 Such Principal Shareholder understands that the GoodNoise Shares will not be registered under the Securities Act of 1933 (the "Securities Act") on the ground that the sale provided for in this Agreement is exempt pursuant to section 4(2) of the Securities Act, and that GoodNoise's reliance on such exemption is predicated on his representations set forth herein.

          5.6 Such Principal Shareholder agrees that in no event will he make a disposition of any of the GoodNoise Shares unless and until (a) he shall have notified GoodNoise of the proposed disposition and shall have furnished GoodNoise with a statement of the circumstances surrounding the proposed disposition and (b) he shall have furnished GoodNoise with an opinion of counsel satisfactory to GoodNoise to the effect that (i) such disposition will not require registration of such Stock under the Securities Act or (ii) that appropriate action necessary for compliance with the Securities Act has been taken or (c) GoodNoise shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this Section.

          5.7 In connection with the investment representations made herein, such Principal Shareholder represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of his investment.

          5.8 Such Principal Shareholder understands that the acquisition of the GoodNoise Shares involves a highly speculative and risky investment.

6.  COVENANTS OF IUMA AND THE PRINCIPAL SHAREHOLDERS

          6.1 Advice of Changes. IUMA will promptly advise GoodNoise in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of IUMA contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in IUMA's business, taken as a whole.

          6.2  Conduct of Business.  Until the Closing and except as provided in
Section 6.2 of the IUMA Disclosure Schedule, IUMA will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of GoodNoise:

          (a) borrow any money which borrowings exceed in the aggregate Five Thousand Dollars ($5,000);

          (b) incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this Agreement;

          (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

          (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal except for inventory purchased in the ordinary course of business or other leases or contracts for less than $5,000;

          (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay or authorize any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

          (h) enter into any agreement for the acquisition or license of any Music Rights with advances or minimum future commitments in excess of $10,000;

          (i) adopt or change any accounting methods;

          (j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

          (k) amend or terminate any contract, agreement or license to which it is a party except non-Material agreements in the ordinary course of business or other agreements with an annual value of less than $5,000;

          (l) enter into any contract;

          (m) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (n) waive or release any right or claim;

          (o) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or amend the terms of any agreement regarding the foregoing;

          (p) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (q) merge, consolidate or reorganize with any entity;

          (r) license all or a significant portion of its assets, including, but not limited to, any license of a significant portion of the company's catalog of Music Rights;

          (s) amend its Articles of Incorporation or Bylaws;

          (t) make or change any election, change any annual accounting period, file any tax return or amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to IUMA, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to IUMA, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of IUMA or GoodNoise; or

agree to do any of the things described in the preceding clauses of this Section.

     6.3 Risk of Loss. Until the Closing and subject to the confidentiality and nonuse provisions hereof, all risk of loss, damage or destruction to IUMA's assets shall be borne by IUMA, and the Merger terms described in Section 2 shall, in case of any such loss, damage or destruction, be revised as the parties may agree, or this Agreement shall be terminated in accordance with
Section 12.

     6.4 Access to Information. Until the Closing and subject to the confidentiality and nonuse provisions hereof, IUMA shall allow GoodNoise and its Representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, IUMA shall cause its accountants to cooperate with GoodNoise and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     6.5 Regulatory Approvals. Prior to the Closing, IUMA shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which GoodNoise may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. IUMA shall use its best efforts to obtain all such authorizations, approvals and consents.

     6.6 Satisfaction of Conditions Precedent. IUMA will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 11, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          6.7 Equity Compensation Arrangements. Prior to the Closing, any obligation of IUMA to issue stock, warrants or options which have been offered or promised to the employees of IUMA shall have been fulfilled or been terminated to the satisfaction of GoodNoise.

          6.8 Shareholder Consent. Prior to the Closing, whether by special meeting or written consent of its shareholders, IUMA will submit this Agreement, the Agreement of Merger and related matters to its shareholders for consideration and approval, and the Board of Directors of IUMA will recommend such approval to the IUMA Shareholders. Each of the Principal Shareholders agrees to vote all shares of IUMA capital stock in respect of which each such shareholder is entitled to vote at any meeting, in favor of the Merger, and the approval of the transactions contemplated by this Agreement.

7.  COVENANTS OF GOODNOISE AND SUB.

          7.1 Advice Of Changes. GoodNoise and Sub will promptly advise IUMA in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of GoodNoise or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          7.2 Regulatory Approvals. Prior to the Closing, GoodNoise and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which IUMA may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

          7.3 Satisfaction of Conditions Precedent. GoodNoise will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10, and GoodNoise will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

8.  MUTUAL COVENANTS.

          8.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The

Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

          (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

          (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

          (c) is received by the Receiving Party from a third party without restriction on disclosure;

          (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

          (e) is approved for release by written authorization of the Disclosing Party; or

          (f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

     8.2 Exclusivity. Until the earlier of the Closing Date or the termination of this Agreement, IUMA agrees that it will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of IUMA, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than GoodNoise, and that any such discussions presently in progress will be terminated or suspended during that period. IUMA represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify GoodNoise, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger.

          8.3 Tax-Free Organization. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

9.  THE CLOSING.

          9.1 Merger. On the date of the Closing, but not prior to the Closing, the Agreement of Merger shall be filed with the office of the Secretary of State of the States of California and Delaware and the merger of Sub with and into IUMA shall be consummated.

          9.2  Additional Documents.

               (a) At any time and from time to time at or after the Closing, the parties shall at the request of the other party execute and deliver or cause to be executed and delivered all such assignments, consents and other documents and take or cause to be taken all such other actions as either party may reasonably deem necessary or desirable, in order to more fully and effectively carry out the intents and purposes of this Agreement.

               (b) IUMA shall execute and deliver to GoodNoise a statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in IUMA are not United States real property interests.

10.  CONDITIONS TO IUMA'S OBLIGATIONS.

          IUMA's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by IUMA, but only in a writing signed by
IUMA):

          10.1 Accuracy of Representations and Warranties. The representations and warranties of GoodNoise and Sub set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to IUMA's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 shall have been satisfied. IUMA shall receive a certificate to such effect from an executive officer of GoodNoise.

          10.2 Covenants. GoodNoise and Sub shall have performed and complied with all of their covenants contained in Sections 7 and 8 to be performed on or before the Closing, and GoodNoise shall deliver to IUMA a certificate executed by an executive officer of GoodNoise at Closing stating that such condition has been satisfied.

          10.3 No Litigation. No litigation or proceeding shall be threatened or pending against GoodNoise or Sub with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and IUMA shall receive a certificate to such effect signed by an executive officer of GoodNoise.

          10.4 Authorizations. IUMA shall have received from GoodNoise and Sub written evidence that the execution, delivery and performance of GoodNoise and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of GoodNoise and Sub, respectively, and the shareholder of Sub.

          10.5 Government Consents. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

11.  CONDITIONS TO GOODNOISE AND SUB'S OBLIGATIONS.

          GoodNoise's and Sub's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by GoodNoise, but only in a writing signed by GoodNoise):

          11.1 Accuracy of Representations and Warranties. The representations and warranties of IUMA contained in Section 3 and the Principal Shareholders in
Section 5 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to GoodNoise's and Sub's obligations set forth under Sections 11.1, 11.2, 11.3 and 11.4 shall have been satisfied. GoodNoise shall receive a certificate to such effect from an executive officer of IUMA.

          11.2 Covenants. IUMA and the Principal Shareholders shall have performed and complied with all of their covenants set forth in this Agreement on or before the Closing.

          11.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against IUMA for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of IUMA subsequent to the Closing.

          11.4 Authorizations. GoodNoise shall have received from IUMA written evidence that (i) the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) IUMA Shareholders holding not less than 98% of the outstanding IUMA voting securities have approved this Agreement, the Merger and the transactions contemplated hereby and thereby and the actions taken by the Board of Directors of IUMA to facilitate the foregoing.

          11.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which might prohibit or render illegal or have a Material adverse effect on the business, prospects, liabilities, income, property, assets or operations of IUMA subsequent to the Closing. IUMA shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the IUMA Balance Sheet or its ability to carry on its business as proposed to be conducted, and which, in the judgment of GoodNoise, renders it inadvisable to proceed with the Closing. There shall have been no other event which, in the reasonable judgment of GoodNoise, has a material and adverse effect on IUMA's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the Closing.

          11.6 Required Consents. GoodNoise shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by GoodNoise's legal counsel to provide for the continuation in full force and effect of any and all contracts and leases of IUMA.

          11.7 Opinion of Iuma's Counsel. GoodNoise shall have received from counsel to IUMA an opinion in form and substance customary for acquisition transactions and reasonably satisfactory to GoodNoise or GoodNoise shall otherwise be sufficiently satisfied with its review of the IUMA Disclosure Schedule and IUMA books and records such that GoodNoise is prepared to waive such requirement.

          11.8 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

          11.9 Employment Offers and Other Agreements. Each of the Principal Shareholders shall have entered into non-compete agreements with GoodNoise in substantially the same form as attached hereto as Exhibit B; all employees and
                                                  ---------
consultants of IUMA as of the Closing shall have accepted employment (or consultant positions, as appropriate) with GoodNoise or IUMA on terms satisfactory to GoodNoise; such employees and consultants shall have entered into employment letters on terms and conditions satisfactory to GoodNoise and confidentiality and inventions agreements in GoodNoise's standard form.

          11.10 Promissory Notes. GoodNoise shall be satisfied with the amounts payable by IUMA under promissory notes and other existing obligations, including but not limited to, obligations to existing and former employees and such arrangements have been documented to GoodNoise's reasonable satisfaction.

12.  TERMINATION OF AGREEMENT.

          12.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

          12.2 Failure To Fulfill Conditions. Either GoodNoise or IUMA may terminate this Agreement if the Merger has not been consummated within sixty
(60) days after the date of this Agreement (provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section shall be effected by the delivery of notice of the terminating party to the other parties hereto.

          12.3 No Liability. Any termination of this Agreement pursuant to this Section shall be without further obligation or liability upon any party in favor of any other party hereto.

          12.4 Effect Of Termination. The termination of the Agreement pursuant to this Section shall terminate all sections hereof other than Section 8.1.

13.  INDEMNIFICATION.

          13.1  Survival of Representations.

                (a) The representations and warranties made by IUMA and the Principal Shareholders under Sections 3 and 5 hereof and the representations and warranties set forth in any certificate delivered by IUMA in connection with this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims made prior to the end of the Indemnification Period.

                (b) The representations, warranties, covenants and obligations of IUMA, and the rights and remedies that may be exercised by the Indemnitees (as defined herein), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                (c) For purposes of this Agreement, each statement or other item of information set forth in the IUMA Disclosure Schedule shall be deemed to be a representation and warranty made by IUMA in this Agreement.

          13.2  Indemnification by IUMA Shareholders.

                (a) From and after the Closing Date, the IUMA Shareholders shall be jointly and severally liable for and shall hold harmless and indemnify GoodNoise and the Surviving Corporation (each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or 5 hereunder or in any certificate delivered by IUMA in connection with this Agreement; (ii) any breach of any covenant or obligation of IUMA or the IUMA Shareholders hereunder or pursuant to any agreement delivered in connection herewith; or (iii) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section if such Indemnitee is the prevailing party in any such Legal Proceeding).

                (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the

Surviving Corporation as an Indemnitee) GoodNoise shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

          (c) Notwithstanding anything to the contrary set forth herein, (i) except for any claims regarding fraud or intentional misrepresentation or any claims identified in item (a) of Exhibit C hereof, the liability of the IUMA
                                 ---------
Shareholders pursuant to this Section shall be limited to claims against the Indemnity Escrow and (ii) the IUMA Shareholders shall be subject to liability pursuant to the terms hereof for any of the claims identified in Exhibit C
                                                                 ---------
hereof notwithstanding anything set forth in the IUMA Disclosure Schedule.

     13.3 No Contribution. The IUMA Shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation which they have in their capacity as shareholders in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any certificate delivered by IUMA in connection with this Agreement.

     13.4 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against GoodNoise or against any other Person) with respect to which the IUMA Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section, the procedure set forth below shall be followed.

          (a) Notice. GoodNoise shall give prompt written notice of the commencement of any such Legal Proceeding against GoodNoise or the Surviving Corporation for which indemnity may be sought; provided, however, that any failure on the part of GoodNoise to so notify the Shareholder Representative shall not limit any of the obligations of the IUMA Shareholders under this Section unless the ability to defend such claim is materially prejudiced by such failure or delay. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the IUMA Shareholders receive written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

          (b) Defense of Claim. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. If the Indemnitee so proceeds with the defense of any such claim or Legal
Proceeding:

               (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the IUMA Shareholders;

               (ii) the IUMA Shareholders shall make available to the Indemnitee any non-privileged documents and materials in the possession or control of the IUMA Shareholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting disclosure by the IUMA Shareholders;

               (iii) the Indemnitee shall keep the IUMA Shareholders informed of all material developments and events relating to such claim or Legal Proceeding; and

               (iv) the IUMA Shareholders shall have the right to participate in the defense of such claim or legal proceeding at their sole cost and expense; and

               (v) the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the IUMA Shareholders; provided, however, that the IUMA Shareholders shall not unreasonably withhold such consent.

     13.5  Indemnity Escrow.  As soon as practicable after the Effective
Time, GoodNoise shall deposit into an escrow account (the "Indemnity Escrow") with Gray Cary Ware & Freidenrich LLP, or such other Person as the parties may agree, as escrow agent (the "Indemnity Escrow Agent"), twenty percent (20%) of the GoodNoise Shares (the "Indemnity Escrow Holdback"). The Indemnity Escrow Holdback shall be withheld on a pro rata basis from the IUMA Shareholders who otherwise are entitled to such amounts at the Effective Time and shall be governed by the terms set forth herein and in an escrow agreement (the "Indemnity Escrow Agreement") in substantially the form attached hereto as Exhibit F. The Indemnity Escrow shall be available to compensate the Indemnitees for any loss, to the extent of the amount of Damages that such Indemnitee has incurred and which are subject to indemnification hereunder.

     13.6  Shareholder Representative.

           (a) By virtue of their approval of this Agreement, the IUMA Shareholders will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Antony Brydon (the "Shareholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or the Indemnity Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices and communications, to authorize delivery to GoodNoise of the Indemnity Escrow Holdback or other property from the Indemnity Escrow in satisfaction of claims by GoodNoise, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow from time to time upon not less than ten (10) days' prior written notice to GoodNoise. The Shareholder Representative shall receive no compensation for his services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the IUMA Shareholders. This power of attorney is coupled with an interest and is irrevocable.

           (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and not in a manner constituting gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The IUMA Shareholders shall severally indemnify the Shareholder Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Shareholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

14.  MISCELLANEOUS.

     14.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     14.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     14.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     14.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     14.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Merger is consummated, except for up to $20,000 in attorneys fees which may be paid by IUMA, all legal and accounting fees incurred by IUMA and the IUMA Shareholders in connection with the Merger shall be deemed to be expenses of the IUMA Shareholders, shall be borne by the IUMA Shareholders and shall not become obligations of IUMA, GoodNoise or the Surviving Corporation.
The IUMA Shareholders shall make arrangements satisfactory to GoodNoise at or prior to the Closing for the satisfaction of such amounts.

     14.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     14.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     14.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

     14.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     14.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.


     14.12 Notices. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section:

       IUMA:               IUMA
                           303 Potrero, Suite 7a
                           Santa Cruz, CA 95060
                           Facsimile: (831) 426-5918

With copy to:             Neal Williams
                          Wise & Shepard LLP
                          3030 Hansen Way, Ste. 100
                          Palo Alto, CA  94304
                          Facsimile:  (650) 856-1344

GoodNoise or Sub:         GoodNoise Corporation
                          1991 Broadway, 2nd Floor
                          Redwood City, CA  94063
                          Attention:  Gene Hoffman, Jr.
                          Facsimile:  (650) 556-9712

With copy to:             Gray Cary Ware & Freidenrich LLP
                          400 Hamilton Avenue
                          Palo Alto, CA  94301
                          Facsimile:  (650) 327-3699
                          Attention:  Peter M. Astiz, Esq.

     14.13 Time.  Time is of the essence of this Agreement.

     14.14 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     14.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

     14.16 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     14.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     14.18 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     14.19 Liability of the Principal Shareholders. Notwithstanding anything to the contrary set forth herein, the liability of the Principal Shareholders for breaches of the representations and warranties of IUMA as set forth herein shall not exceed such Principal Shareholders' proportional share of the maximum amount of the liability of the IUMA shareholders as set forth in Section 13.2(c) hereof.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GOODNOISE CORPORATION                            INTERNET UNDERGROUND MUSIC
                                                 ARCHIVE, INC.


By: /s/ Joseph H. Howell
    --------------------------------------       By: /s/  Anthony Brydon
                                                     ---------------------------


GNA CORPORATION                                  SHAREHOLDERS:


By: /s/ Joseph H. Howell                         /s/  Anthony Brydon
    --------------------------------------       -------------------------------
                                                 Antony Brydon


                                                 /s/  Andy Atherton
                                                 -------------------------------
                                                 Andy Atherton



           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

                                   EXHIBIT A
                                   ---------

                              AGREEMENT OF MERGER

     This Agreement of Merger (the "Merger Agreement") is entered into this ______ day of June, 1999, by and among GoodNoise Corporation, a Florida corporation ("GoodNoise"), GNA Corporation, a Delaware corporation and wholly-owned subsidiary of GoodNoise ("Sub") and Internet Underground Music Archive, Inc., a California corporation ("IUMA"). Unless otherwise defined herein, all capitalized terms have the same meaning as in the Agreement and Plan of Reorganization dated as of May 16, 1999 (the "Plan of Reorganization").

                                   RECITALS
                                   --------

     A. The Board of Directors of GoodNoise, Sub and IUMA have each determined that it is advisable and in the best interests of their respective shareholders for Sub to merge with and into IUMA, with IUMA continuing as the surviving corporation (the "Merger").

     B. The Board of Directors of GoodNoise, Sub and IUMA have approved the Merger whereby the holders of capital stock of IUMA shall be entitled to receive GoodNoise Common Stock and the holders of options to purchase IUMA Common Stock shall receive options to purchase GoodNoise Common Stock.

     C. GoodNoise, Sub and IUMA intend for the Merger to qualify as a tax-free reorganization undertaken pursuant to a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     D. GoodNoise, Sub, IUMA and certain shareholders of IUMA have entered into the Plan of Reorganization, setting forth certain representations, warranties and agreements in connection with the Merger and the transactions contemplated hereby.

                                   AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

1.   THE MERGER.
     ----------

          Subject to the terms and conditions of the Plan of Reorganization, Sub shall be merged with and into IUMA in accordance with the applicable provisions of the California General Corporation Law (the "CGCL"), the Delaware General Corporation Law (the "DGCL") and with the terms and conditions of this Merger Agreement so that:

     1.1 At the Effective Time (as defined in Section 4 below), Sub shall be merged with and into IUMA. As a result of the Merger, the separate corporate existence of Sub shall cease and IUMA shall continue as the surviving corporation (sometimes referred to herein as the

"Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the GCGL and the DGCL.

     1.2 The Articles of Incorporation of the Surviving Corporation shall be amended and restated to read in their entirety as set forth on Exhibit A hereto,
                                                               ---------
and such Articles of Incorporation as amended and restated shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the CGCL, and such Articles of Incorporation. The Bylaws of IUMA in effect immediately prior to the Effective Time shall be the bylaws of Surviving Corporation after the Effective Time unless and until further amended as provided by law or by such Bylaws.

     1.3 The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

2.   EFFECT ON CAPITAL STOCK.
     -----------------------

     2.1 At the Effective Time, each IUMA Share (other than shares owned directly or indirectly by IUMA) shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged for the right to receive that number of GoodNoise Shares as is equal to 448,000 divided by the number of IUMA Shares outstanding at the Effective Time (on a fully diluted basis giving effect to any options, warrants or other rights to acquire IUMA Shares issued and outstanding at the Effective Date).

     2.2 At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be issued and shall be converted into one share of IUMA common stock outstanding after the Merger.

     2.3 Any Dissenting Shares shall not be converted into GoodNoise Common Stock but shall instead be converted into the right to Dissenting Shares pursuant to the CGCL. IUMA agrees that, except with the prior written consent of GoodNoise, or as required under the CGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the CGCL, becomes entitled to payment for IUMA Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, GoodNoise shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing IUMA Shares, the number of shares of GoodNoise Common Stock to which such shareholder would otherwise be entitled under this Section 2 less the number of shares of GoodNoise Common Stock allocable to such shareholder that have been deposited in the Indemnity Escrow.

3.   FRACTIONAL SHARES.
     -----------------

          No fraction of a share of GoodNoise Common Stock shall be issued, but in lieu thereof each holder of IUMA Shares who would otherwise be entitled to a fraction of a share of GoodNoise Common Stock (after aggregating all fractional shares of GoodNoise Common Stock to be received by such holder) shall receive from GoodNoise an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average last sale price of a share of GoodNoise Common Stock for the five most recent days that GoodNoise Common Stock has traded ending on the trading day immediately prior to the Effective Time.

4.   THE CLOSING; EFFECTIVE TIME.
     ---------------------------

     4.1  Subject to termination of the Plan of Reorganization as provided in
Section 12 thereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction of all conditions to closing set forth in the Plan of Reorganization, or such other place, time and date as GoodNoise and IUMA may mutually select (the "Closing Date").

     4.2 Simultaneously with the Closing, the Merger Agreement shall be filed in the offices of the Secretaries of State of the States of California and Delaware. The Merger shall become effective immediately upon the filing of the Merger Agreement with such offices (the "Effective Time").

5.   MISCELLANEOUS.
     -------------

     5.1 It is the intention of the parties hereto that the internal laws of the State of California (without regard to of its choice of law principles) shall govern the validity of this Merger Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     5.2 Subject to, and unless otherwise provided in, this Merger Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     5.3 This Merger Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Merger Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the date first written above.

"GOODNOISE"                      "IUMA"

GoodNoise Corporation            Internet Underground Music Archive, Inc.


By:  ________________________      By:  ______________________________________
     President                          President

By:  ________________________      By:  ______________________________________
     Secretary                          Secretary

"SUB"

GNA Corporation

By:  ________________________
     President

By:  ________________________
     Secretary

                                   EXHIBIT A
                                   ---------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                   INTERNET UNDERGROUND MUSIC ARCHIVE, INC.

                                   ARTICLE I

                                     NAME
                                     ----

     The name of the corporation is IUMA, Inc.

                                  ARTICLE II

                                   PURPOSES
                                   --------

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                                     STOCK
                                     -----

     The corporation is authorized to issue one class of shares designated "Common Stock." The number of shares of Common Stock authorized to be issued is one thousand (1,000).

                                  ARTICLE IV

              DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS
              --------------------------------------------------

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                   EXHIBIT B
                                   ---------

                             NON-COMPETE AGREEMENT

     This Agreement is dated as of May ___, 1999 by and between GoodNoise Corporation ("Parent"), a Florida corporation with principal place of business at 1991 Broadway, 2nd Floor Redwood City, CA 94063 and ___________ , an individual residing at ___________________, California _______ (the "Shareholder").

                                   Recitals
                                   --------

     A. Shareholder holds a substantial number of shares of the outstanding capital stock of Internet Underground Music Archive, Inc., a California corporation ("IUMA").

     B. Parent, IUMA and GNA Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Reorganization dated as of May __, 1999 (the "Merger Agreement") pursuant to which inter alia, the shareholders of IUMA will receive shares of capital stock
      ----------
of Parent in exchange for their shares of capital stock of IUMA.

     C. As an inducement to Parent to enter into the Merger Agreement, and to consummate the transactions contemplated by the Merger Agreement and in order to preserve the value of the business and goodwill of IUMA, Shareholder has agreed to enter into this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1.   Definitions.  Terms Defined In The Merger Agreement And Not Otherwise
     -----------
Defined Herein Are Used Herein As So Defined.

2.   COVENANT NOT TO COMPETE.
     -----------------------

     2.1  Non-Compete.  Shareholder covenants and agrees that for eighteen
          -----------
months following the Effective Date or expiring on such earlier date if Shareholder's employment is terminated by Parent without cause, Shareholder shall not, directly or indirectly, as principal, partner, agent, servant, employee, shareholder, or otherwise, anywhere in the world, engage or attempt to engage in any business activity competitive with the business conducted or being planned to be conducted as of the Effective Time by IUMA. The foregoing shall not prohibit Shareholder or his spouse or children from owning beneficially (i) any security, so long as the beneficial ownership by them, when combined with the beneficial ownership of such security of any group (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which any of them is a member constitutes (x) less than, in the case of publicly traded securities, One Percent (1%) of the class of such security, or (ii) any shares in an "investment company" (as defined in the Investment Company Act of 1940, as amended).

     2.2  Non-Solicit.  Shareholder agrees that for a period of two (2) years
          -----------
following the Effective Date, Shareholder shall not: (i) solicit, encourage, or take any other action which is intended to induce any employee of the Parent or IUMA to terminate his or her employment with the Parent or IUMA, as the case may be; or (ii) knowingly and intentionally interfere in any manner with the contractual or employment relationship between the Parent or IUMA and any employee, supplier or customer of the Parent or IUMA.

     2.3  Reasonableness of Restrictions.  Shareholder recognizes that the
          ------------------------------
consideration to be paid and all other obligations of Parent to be performed pursuant to the Merger Agreement are intended to secure Shareholder's agreement to the conditions of this Agreement, and Shareholder recognizes that the scope of the restrictions and the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Parent and its subsidiary and affiliates, including, following the Effective Time, IUMA, and that in the event the foregoing restrictions are deemed to be unreasonable for any reason by any tribunal having jurisdiction, Shareholder agrees to request, and to submit to, a narrowing of the scope of the foregoing restrictions or the reduction of either said territorial or time limitation to such an area or period as shall be deemed reasonable by such tribunal.

     2.4  Severability of Claims.  The existence of any claim or cause of action
          ----------------------
by Shareholder against Parent, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of the foregoing restrictive covenants but shall be resolved by separate proceeding.

3.   Injunctive And Other Relief.  Shareholder Agrees That A Remedy At Law For
     ---------------------------
Any Breach Of The Provisions Of Section 2 Hereof May Be Inadequate And That Parent Shall Be Entitled To Injunctive Relief, In Addition To Any Other Remedy It Might Have In The Event Of Breach Or Threatened Breach Of The Provisions Of
Section 2 Of This Agreement.

4.   Assignment.  Neither Parent Nor Shareholder May Make Any Assignment Of This
     ----------
Agreement Or Any Interest Herein, By Operation Of Law Or Otherwise, Without The Prior Written Consent Of The Other; Provided, However, That Parent May Assign Its Rights And Obligations Under This Agreement Without The Consent Of Shareholder In The Event That Parent Transfers All Or Substantially All Of Its Properties Or Assets To Any Other Person. This Agreement Shall Inure To The Benefit Of And Be Binding Upon Parent And Shareholder, Their Respective Successors, Executors, Administrators, Heirs And Permitted Assigns.

5.   Severability.  If Any Term Or Provision Of This Agreement Shall Become Or
     ------------
Be Declared Illegal, Invalid Or Unenforceable, Such Term Or Provision Shall Be Divisible From This Agreement And Shall Be Deemed To Be Deleted From This Agreement, Provided That If Such Deletion Substantially Affects Or Alters The Commercial Basis Of This Agreement The Parties Shall Negotiate In Good Faith To Amend And Modify The Terms And Provisions Of This Agreement To Give Effect To The Original Intent Of The Parties.

6.   Waiver.  No Waiver Of Any Provision Hereof Shall Be Effective Unless Made
     ------
In Writing And Signed By The Waiving Party. The Failure Of Either Party To Require The Performance Of Any Term Or Obligation Of This Agreement, Or The Waiver By Either Party Of Any Breach Of

This Agreement, Shall Not Prevent Any Subsequent Enforcement Of Such Term Or Obligation Or Be Deemed A Waiver Of Any Subsequent Breach.

7.   Notices.  Any And All Notices, Requests, Demands And Other Communications
     -------
Provided For By This Agreement Shall Be In Writing And Shall Be Effective When Delivered In Person To Shareholder At Shareholder's Last Known Address On The Books Of Parent Or, In The Case Of Parent, At Its Principal Place Of Business, Attention To President, Or To Such Other Address As Either Party May Specify By Notice To The Other.

8.   Miscellaneous.  This Agreement Constitutes The Entire Agreement Between The
     -------------
Parties And Supersedes All Prior Communications, Agreements And Understandings, Written Or Oral, With Respect To The Subject Matter Hereof. This Agreement May Be Amended Or Modified Only By A Written Instrument Signed By Shareholder And By An Expressly Authorized Representative Of Parent. The Headings And Captions In This Agreement Are For Convenience Only And In No Way Define Or Describe The Scope Or Content Of Any Provision Of This Agreement. This Agreement May Be Executed In Two Or More Counterparts, Each Of Which Shall Be An Original And All Of Which Together Shall Constitute One And The Same Instrument. This Agreement Shall Be Construed And Enforced Under And Be Governed In All Respects By The Laws Of The State Of California, Without Regard To The Conflict Of Laws Principles Thereof.

9.   Termination.  If, Prior To The Effective Time, The Merger Agreement Shall
     -----------
Be Terminated Or If, After The Effective Time, The Shareholder Shall Be Terminated Without Cause (As Defined In The Employment Agreement Attached As Exhibit B To The Merger Agreement), This Agreement Shall Automatically Terminate And Be Without Further Force Or Effect.

     IN WITNESS, WHEREOF, this Agreement has been executed by Parent, by its duly authorized representative, and by Shareholder, as of the date first above written.

                                               GOODNOISE CORPORATION

_________________________________              By:__________________________
Shareholder Signature


_________________________________              Title:_______________________
Print Name

                                   EXHIBIT C
                                   ---------

                            Indemnification Matters

Notwithstanding anything to the contrary set forth herein, the IUMA Shareholders shall remain liable for any claims relating to:

     (a) any shares of outstanding capital stock or rights to acquire capital stock in excess of the number specified by IUMA in writing as outstanding as of immediately prior to the Effective Time;

     (b)  any claim by Scott Parris;

     (c) any claim that the aggregate liabilities of IUMA under any form of indebtedness or for employee, consultant or other compensation for services rendered prior to the Effective Date exceeds $1.2 million.

                                   EXHIBIT D
                                   ---------

                          INDEMNITY ESCROW AGREEMENT

     This Indemnity Escrow Agreement (this "Agreement") is entered into as of June 11, 1999, by and among GoodNoise Corporation, a Florida corporation ("GoodNoise"), __________________ (the "Indemnity Escrow Agent") and __________
(the "Shareholder Representative").

                                   RECITALS

     A. GoodNoise, GNA Corporation, a Delaware corporation and wholly-owned subsidiary of GoodNoise ("Sub"), and Internet Underground Music Archive, Inc., a California corporation ("IUMA") have entered into an Agreement and Plan of Reorganization dated as of May 16, 1999 (the "Reorganization Agreement") pursuant to which Sub will merge with and into IUMA (the "Merger"), with IUMA surviving the Merger. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Reorganization Agreement.

     B. Section 13.5 of the Reorganization Agreement provides that as soon as practicable after the Effective Time, GoodNoise shall deposit into an escrow account (the "Indemnity Escrow") with the Indemnity Escrow Agent, twenty percent (20%) of the GoodNoise Shares (the "Indemnity Escrow Holdback"). The number of shares of GoodNoise Common Stock to be contributed to the Indemnity Escrow shall be determined according to the exchange procedures set forth in Section 2 of the Reorganization Agreement at the Closing. The Indemnity Escrow Holdback shall be withheld on a pro rata basis from the IUMA Shareholders who otherwise would have been entitled to receive such consideration under the Reorganization Agreement at the Effective Time and shall be governed by the terms set forth herein and in the Reorganization Agreement. The Indemnity Escrow shall be available, subject to the limitations set forth below, to compensate GoodNoise for any loss, to the extent of the amount of Damages that GoodNoise has incurred by reason of the breach by IUMA or the Principal Shareholders of any representation, warranty, covenant or agreement of IUMA contained in the Reorganization Agreement, or by reason of any misrepresentation by IUMA or the Principal Shareholders made in or pursuant to Section 3 and 5 of the Reorganization Agreement or in any certificate delivered by IUMA or the Principal Shareholders pursuant to the Reorganization Agreement.

     C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Indemnity Escrow Holdback will be deposited into, held in, and disbursed from, the Indemnity Escrow.

                                   AGREEMENT

     NOW, THEREFORE, the parties to this Agreement agree as follows:

1.   Escrow And Indemnification.

          (a)  Identification of Indemnity Escrow Agent.  GoodNoise and IUMA
               ----------------------------------------
collectively choose the Indemnity Escrow Agent, and the Indemnity Escrow Agent accepts said appointment to act in accordance with the terms specified herein.

          (b)  Indemnity Escrow.  The Indemnity Escrow Agent agrees to accept
               ----------------
delivery of the Indemnity Escrow Holdback and to hold such Indemnity Escrow Holdback delivered to it in escrow subject to the terms and conditions of this Agreement and Section 13 of the Reorganization Agreement (collectively, the "Escrow Provisions") until the Indemnity Escrow Agent is required to release such Indemnity Escrow Holdback pursuant to the terms of this Agreement. The Indemnity Escrow Agent shall have no responsibility for the calculation or sufficiency of the Indemnity Escrow Holdback.

          (c)  Indemnification.  The IUMA Shareholders by their appointment of
               ---------------
the Shareholder Representative have agreed in Section 13 of the Reorganization Agreement to indemnify and hold harmless each of the Indemnitees (as defined therein) from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees subject to the limitations and other terms set forth in the Reorganization Agreement. Promptly after the receipt by GoodNoise of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Reorganization Agreement, GoodNoise will give the Shareholder Representative and the Indemnity Escrow Agent written notice of such claim, damage, legal action or proceeding (a "Claim") in accordance with Section 3 hereof. GoodNoise shall notify the Shareholder Representative of the progress of any such Claim and shall permit the Shareholder Representative to participate in such defense in accordance with
Section 13.4 of the Reorganization Agreement, and GoodNoise shall not compromise or settle any such Claim without the written consent of the Shareholder Representative, which consent will not be unreasonably withheld.

          (d) Stock Valuation.  For the purposes of valuing the GoodNoise Shares
              ---------------
for the purposes of satisfying any Claim, such shares shall be valued at the closing price of GoodNoise Common Stock on the Effective Date.

2.   Deposit Of Indemnity Escrow Holdback; Release From Escrow.
     ---------------------------------------------------------

          (a)  Delivery of Indemnity Escrow Holdback.  Promptly following the
               -------------------------------------
Closing Date GoodNoise will deliver the Indemnity Escrow Holdback to the Indemnity Escrow Agent.

          (b) Final Distribution to IUMA Shareholders.  Within ten (10) business
              ---------------------------------------
days after the date the Indemnification Period ends (the "Release Date"), the Indemnity Escrow Agent shall release from escrow to the IUMA Shareholders their respective portions of the Indemnity

Escrow Holdback less (A) any liability delivered to GoodNoise in accordance with
Section 4 hereof in satisfaction of Claims by GoodNoise and (B) any liability subject to delivery to GoodNoise in accordance with Section 4 hereof with respect to any pending but unresolved Claims of GoodNoise. Any Indemnity Escrow Holdback held as a result of clause (B) shall be released to the IUMA Shareholders or GoodNoise (as appropriate) promptly upon resolution of each specific Claim in accordance with Section 4 hereof. GoodNoise or the Shareholder Representative shall give the Indemnity Escrow Agent at least seven business days advance notice of the occurrence of the Release Date.

          (c)  Release of Indemnity Escrow Holdback.  The Indemnity Escrow
               ------------------------------------
Holdback will be held by the Indemnity Escrow Agent until required to be released pursuant to Sections 2(b) and 2(c). The Indemnity Escrow Agent will deliver to each IUMA Shareholder the requisite portion of the Indemnity Escrow Holdback to be released as identified by GoodNoise and the Shareholder Representative to the Indemnity Escrow Agent in writing in accordance with such IUMA Shareholder's instructions delivered to the Indemnity Escrow Agent at least five (5) business days prior to such Release Date. GoodNoise and the Shareholder Representative shall deliver a notice to the Indemnity Escrow Agent identifying the portion of the Indemnity Escrow Holdback to be released and the manner in which it is to be released within such five business day period.

3.   Notice Of Claim.
     ---------------

          (a) Each notice of a Claim by GoodNoise (the "Notice of Claim") shall be delivered in writing to the Shareholder Representative and the Indemnity Escrow Agent, and shall contain the following information to the extent it is reasonably available to GoodNoise:

               (i) GoodNoise's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages; and

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on GoodNoise's good faith belief thereof.

          (b) Upon resolution of a claim for which a Notice of Claim has been previously submitted, GoodNoise shall submit an Invoice of Claim (the "Invoice of Claim") setting forth the amount of the Damages actually incurred.

          (c) The Indemnity Escrow Agent will not release more than the amount of the Indemnity Escrow Holdback identified as being needed to satisfy a claim pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below and an Invoice of Claim has been received with respect to such Notice of Claim.

4.   Resolution Of Notice Of Claim And Transfer Of Indemnity Escrow Holdback.
     -----------------------------------------------------------------------
Any notice of claim and invoice of claim received by the shareholder representative and the indemnity escrow agent pursuant to section 3 above will be resolved as follows:

          (a) Uncontested Claims.  In the event that the Shareholder
              ------------------
Representative does not contest a Notice of Claim (or contests only a portion of the claim), in writing to the Indemnity Escrow Agent and GoodNoise within 30 days after such notice is deemed delivered pursuant to Section 11 below, the Indemnity Escrow Agent shall promptly segregate an amount of shares necessary to satisfy the amount specified in the Notice of Claim (that is not contested), and said amount shall remain so held until such time as the Indemnity Escrow Agent receives notice that no liability will result on the claim, in which case the segregated amount will be added back to the nonsegregated balance, or an Invoice of Claim. Upon receiving an Invoice of Claim, the Shareholder Representative may contest the Invoice of Claim (or contest only a portion of the claim), by delivering a writing to the Indemnity Escrow Agent and GoodNoise within 30 days of the date such notice is deemed delivered pursuant to Section 11 below. In the event the Shareholder Representative does not contest the Invoice of Claim (or contests only a portion of the claim) the Indemnity Escrow Agent will promptly deliver to GoodNoise, that portion of Indemnity Escrow Holdback equal to the amount specified in the Invoice of Claim (that is not contested) and notify the Shareholder Representative and GoodNoise, as applicable, of such transfer.

          (b) Contested Claims.  In the event that the Shareholder
              ----------------
Representative gives written notice contesting all, or a portion of, a Notice of Claim or Invoice of Claim (collectively referred to in this Section 4(b) as a "Notice of Claim") to GoodNoise and the Indemnity Escrow Agent (a "Contested Claim") within the 30-day period provided above, the matter will be settled by binding arbitration. Any portion of the Notice of Claim which is not contested shall be disbursed in accordance with Section 4(a). The final decision of the arbitrator shall be furnished to the Indemnity Escrow Agent, the Shareholder Representative and GoodNoise in writing and will constitute a conclusive determination of the issue in question, binding upon the IUMA Shareholders, the Shareholder Representative and GoodNoise and shall not be contested or appealed by any of them. After notice that the Notice of Claim is contested by the Shareholder Representative, the Indemnity Escrow Agent will continue to hold in the Indemnity Escrow a portion of the Indemnity Escrow Holdback equal to the contested amount to cover such Claim (notwithstanding the expiration of the Release Date) until the earlier of receipt by it of (i) execution of a settlement agreement by GoodNoise and the Shareholder Representative setting forth a resolution of the Notice of Claim, or (ii) a copy of the final award of the arbitrator.

          (c) Arbitration.  Any Contested Claim shall be settled by (i)
              -----------
agreement of the Shareholder Representative and GoodNoise or (ii) arbitration in Santa Clara, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim.

          (i)       Compensation of Arbitrator.  Any such arbitration shall be
                    --------------------------
conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

          (ii)      Selection of Arbitrator. The AAA Rules for the selection of
                    -----------------------
the arbitrator shall be followed by GoodNoise and the Shareholder
Representative.

          (iii)     Payment of Costs.  GoodNoise and the IUMA Shareholders as a
                    ----------------
group shall each pay fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, other than those provided for above, will be paid by the losing party.

          (iv)      Discovery. The parties shall be entitled to conduct
                    ---------
discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, only to the extent the arbitrator considers necessary to a full and fair exploration of the issues in dispute.

          (v)       Burden of Proof. For any claim submitted to arbitration, the
                    ---------------
burden of proof shall be as it would be if the claim were litigated in a judicial proceedings.

          (vi)      Judgment. Upon the conclusion of any arbitration proceedings
                    --------
hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

          (vii)     Terms of Arbitration.  The arbitrator chosen in accordance
                    --------------------
with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Reorganization Agreement.

          (viii)    Exclusive Remedy.  Except as specifically provided in this
                    ----------------
Agreement or the Reorganization Agreement, arbitration shall be the sole and exclusive remedy of the parties for any Contested Claim arising out of such agreement.

     (d)  Determination of Amount of Claims. Any amount owed to GoodNoise
          ---------------------------------
hereunder determined pursuant to Section 4(a) or (b) above, will be payable to GoodNoise from the Indemnity Escrow Holdback in accordance with Section 13 of the Reorganization Agreement and will be paid promptly.

     (e)  No Exhaustion of Remedies. GoodNoise shall institute Claims against
          -------------------------
the Indemnity Escrow Holdback and in satisfaction thereof shall recover Indemnity Escrow

Holdback in accordance with the terms of this Agreement. The assertion of any single Claim for indemnification hereunder will not bar GoodNoise from asserting other claims hereunder. Notwithstanding the foregoing, if GoodNoise elects to make a Claim against the Indemnity Escrow for an action against a third party, then the Shareholder Representative, on behalf of the IUMA Shareholders, shall be subrogated to the rights of GoodNoise with respect to such a Claim, and GoodNoise shall assign all of its rights in connection with such Claim necessary for the Shareholder Representative to assert such claim against such third party.

          (f)  Payment of Costs.  The Indemnity Escrow Agent is authorized and
               ----------------
directed to disburse pro rata any payments due the IUMA Shareholders under this Agreement out of the Indemnity Escrow in accordance with their interest and as identified by GoodNoise and the Shareholder Representative, after (i) payment of any attorney's and accountants' and other fees and expenses incurred on behalf of the IUMA Shareholders as contemplated by this Agreement and (ii) withholding such amounts to pay costs and expenses relating to potential disputes arising with respect to indemnification or other obligations of other IUMA Shareholders under the Escrow Provisions.

5.   Limitation Of The Indemnity Escrow Agent's Liability.
     ----------------------------------------------------

          (a) The parties acknowledge and agree that the Escrow Agent shall not be responsible for any of the agreements referred to herein or in the Reorganization Agreement but shall only be obligated for the performance of such duties as are specifically set forth herein. The Indemnity Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity or accuracy thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In no event shall the Indemnity Escrow Agent be liable for indirect consequential damages. The Indemnity Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions, including the amount of Indemnity Escrow Holdback. In all questions arising under the Escrow Provisions, the Indemnity Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Indemnity Escrow Agent based on such advice, the Indemnity Escrow Agent will not be liable to anyone. The Indemnity Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

          (b) In the event conflicting demands are made or notices are served upon the Indemnity Escrow Agent with respect to the Indemnity Escrow or should a third party make a claim on such Escrow, the Indemnity Escrow Agent will have the absolute right, at the Indemnity Escrow Agent's election, to do any of the following: (i) resign so a successor can be appointed pursuant to Section 7,
(ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) retain all or any of the Indemnity Escrow in its possession, without liability to anyone, until such dispute shall have been settled as contemplated in Section 4. In the event such interpleader suit is brought, the Indemnity Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and GoodNoise will pay the Indemnity Escrow Agent (subject to reimbursement from the IUMA Shareholders pursuant to Section
4) all reasonable costs, expenses and reasonable attorney's fees expended or incurred by the Indemnity Escrow Agent pursuant to the exercise of the Indemnity Escrow Agent's rights under this Section 5 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 6). The resignation of the Indemnity Escrow Agent under this section shall not affect the right of the Indemnity Escrow Agent to be paid any amount due to Indemnity Escrow Agent hereunder.

6.   Expenses.
     --------

          (a)  Indemnity Escrow Agent.  All fees and expenses including
               ----------------------
attorney's fees of the Indemnity Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by GoodNoise upon receipt of a written invoice by the Indemnity Escrow Agent. Any extraordinary fees and expenses including attorney's fees, including without limitation any fees or expenses incurred by the Indemnity Escrow Agent in connection with a dispute over the distribution of Indemnity Escrow Holdback or the validity of a Claim or Claims by GoodNoise will be paid fifty percent (50%) by GoodNoise and fifty percent (50%) by the IUMA Shareholders (it being understood that such obligation shall be joint and several) subject to Section 4(f). The IUMA Shareholder's liability for the extraordinary fees and expenses of the Indemnity Escrow Agent may be paid by GoodNoise after giving at least five (5) days written notice to the IUMA Shareholder Representative and may be recovered as a Claim hereunder out of the Indemnity Escrow. If GoodNoise has paid the IUMA Shareholder's portion of such fees and expenses as permitted under this Section 6(a) then the Indemnity Escrow Agent will, upon demand by GoodNoise, release to GoodNoise a portion of the Indemnity Escrow Holdback equal to such portion of fees and expenses.

     GoodNoise and the IUMA Shareholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the distribution of Indemnity Escrow Holdback under this Agreement, and to indemnify and hold the Indemnity Escrow Agent harmless from and against any taxes, additions of late payment, interest, penalties and other expenses, that may be assessed against the Indemnity Escrow Agent on any such payment or other activities under this Agreement. GoodNoise and the IUMA Shareholders undertake to instruct the Indemnity Escrow Agent in writing with respect to the Indemnity Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Indemnity Escrow Agent under this Agreement. GoodNoise and the IUMA Shareholders, jointly and severally, agree to indemnify and hold the Indemnity Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Indemnity Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, the liability of a shareholder of

IUMA under this paragraph shall be limited to and shall not exceed his pro rata portion of the Indemnity Escrow Holdback then held by the Indemnity Escrow Agent.

     GoodNoise and the Shareholder Representative agree to indemnify, protect, and save and hold the Indemnity Escrow Agent, its successor and assigns, harmless from all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs and expenses (including attorneys' fees) of whatsoever kind or nature imposed on, incurred by or asserted against the Indemnity Escrow Agent which in any way relate to or arise out of the execution and delivery of this Agreement or any action taken hereunder and will pay them on demand; provided, however, that GoodNoise and the Shareholder Representative shall have no such obligation to indemnify and save and hold the Indemnity Escrow Agent harmless from any liability incurred by, imposed upon or asserted against the Indemnity Escrow Agent for its own willful misconduct or gross negligence.

          (b)  Shareholder Representative.  The Shareholder Representative will
               --------------------------
not be entitled to receive any compensation from GoodNoise or the IUMA Shareholders in connection with this Agreement. Any fees and expenses incurred by the Shareholder Representative in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the IUMA Shareholders to the Shareholder Representative.

7.   Successor Indemnity Escrow Agent. In the event the indemnity escrow agent
     --------------------------------
becomes unavailable or unwilling to continue in its capacity as such, the indemnity escrow agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. goodnoise will designate a successor indemnity escrow agent prior to the expiration of such 30-day period by giving written notice to the indemnity escrow agent and the shareholder representative. goodnoise may appoint a successor indemnity escrow agent with the consent of the shareholder representative, which consent will not be unreasonably withheld. the indemnity escrow agent will promptly transfer the indemnity escrow holdback to such designated successor. in the event no successor indemnity escrow agent is appointed as described in this section 7, the indemnity escrow agent may apply to a court of competent jurisdiction for the appointment of a successor indemnity escrow agent.

8.   limitation of responsibility; notices. the indemnity escrow agent's duties
     -------------------------------------
are limited to those set forth in the escrow provisions, and no implied duties or obligations shall be implied; and the indemnity escrow agent may rely upon the written notices delivered to the indemnity escrow agent hereunder and under the escrow provisions.

9.   incorporation by reference of section 13. the parties agree that the terms
     ----------------------------------------
of section 13 of the reorganization agreement shall be deemed to be incorporated by reference in this agreement as if such section had been set forth in its entirety herein except that only the provisions of this agreement shall control the responsibilities and obligations of the indemnity escrow agent.

10.  shareholder representative. by virtue of their approval of the
     --------------------------
reorganization agreement, the iuma shareholders will be deemed to have irrevocably constituted and appointed, effective as of the effective time, the shareholder representative, together with his permitted successors, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this agreement or the reorganization agreement, including, without limitation, the exercise of all or any of the powers, authority and discretion conferred on them under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices and communications, to authorize delivery to goodnoise of the indemnity escrow holdback or other property from the indemnity escrow in satisfaction of claims by goodnoise, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the shareholder representative for the accomplishment of the foregoing. such agency may be changed by the iuma shareholders of a majority in interest of the indemnity escrow from time to time upon not less than ten (10) days' prior written notice to goodnoise and the indemnity escrow agent. no bond shall be required of the shareholder representative, and the shareholder representative shall receive no compensation for his services. notices or communications to or from the shareholder representative shall constitute notice to or from each of the iuma shareholders. this power of attorney is coupled with an interest and is irrevocable. the iuma shareholders will be bound by all actions taken by the shareholder representative in connection with this agreement and goodnoise shall be entitled to rely on any action or decision of the shareholder representative. in performing their functions hereunder, the shareholder representative will not be liable to the iuma shareholders in the absence of gross negligence or willful misconduct.

11.  Notices.  any notice provided for or permitted under the escrow provisions
     -------
will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or (d) three
(3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this section 11.


     Indemnity Escrow Agent:       ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   ___________________________________
                                   Attention:_________________________
                                   Facsimile:_________________________

Shareholder Representative:


With copy to:                      Neal Williams
                                   Wise & Shepard LLP
                                   3030 Hansen Way, Ste. 100
                                   Palo Alto, CA  94304

                                        Facsimile:  (650) 856-1344


GoodNoise:                         GoodNoise Corporation
                                   1991 Broadway, 2nd Floor
                                   Redwood City, CA  94063719
                                   Attention:  Gene Hoffman
                                   Facsimile:  (650)- 556-9712


With copy to:                      Gray Cary Ware & Freidenrich LLP
                                   400 Hamilton Avenue
                                   Palo Alto, CA  94301-1825
                                   Attention:  Peter M. Astiz, Esq.
                                   Facsimile:  (650) 327-3699

12.  Voting rights.  The right to vote the goodnoise shares shall rest with the
     -------------
iuma shareholders.

13.  General.
     -------

          (a)  Governing Laws.  It is the intention of the parties hereto that
               --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

          (b)  Binding upon Successors and Assigns.  Subject to, and unless
               -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

          (c)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

          (d)  Entire Agreement.  Except as set forth in the Reorganization
               ----------------
Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement, provided that with respect to the Indemnity Escrow Agent, this Agreement (without reference to any other agreements) sets forth the entire understanding of the parties. The express terms of this

Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

          (e)  Waivers.  No waiver by any party to this Agreement of any
               -------
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

          (f)  Amendment.  This Agreement may be amended with the written
               ---------
consent of GoodNoise, the Indemnity Escrow Agent and the Shareholder Representative, provided that if the Indemnity Escrow Agent does not agree to an amendment agreed upon by GoodNoise and the Shareholder Representative (except an amendment which may adversely affect the rights or interests of the Indemnity Escrow Agent), GoodNoise will appoint a successor Indemnity Escrow Agent in accordance with Section 7.

          (g)  Acts of God.  Neither GoodNoise nor the IUMA Shareholders nor the
               -----------
Indemnity Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire communication line failures, power failures, earthquakes or other disasters.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the IUMA Shareholders when executed by GoodNoise, the Indemnity Escrow Agent and the Shareholder Representative.

                                   GoodNoise:

                                   GoodNoise Corporation, a Florida corporation


                                   By:__________________________________________

                                   Its:_________________________________________


                                   INDEMNITY ESCROW AGENT:


                                   By:__________________________________________

                                   Its:_________________________________________


                                   SHAREHOLDER REPRESENTATIVE:


                                   _____________________________________________




                [SIGNATURE PAGE FOR INDEMNITY ESCROW AGREEMENT]